Exhibit 10.1

PREMIER EXHIBITIONS, INC.
2009 EQUITY INCENTIVE PLAN

1. Establishment, Objectives, Duration, Prior Plans.

a. Premier Exhibitions, Inc., a Florida corporation (hereinafter referred to as the “Company”), hereby establishes an equity compensation plan to be known as the “Premier Exhibitions, Inc. 2009 Equity Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan is effective as of June 17, 2009 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company at the 2009 Annual Meeting. Definitions of capitalized terms used in the Plan are contained in the attached glossary, which is an integral part of the Plan.

b. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s shareholders.

c. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. If the Company’s shareholders approve the Plan at the 2009 Annual Meeting, the Premier Exhibitions, Inc. 2007 Restricted Stock Plan, as amended (the “2007 Plan”), the Premier Exhibitions, Inc. 2000 Stock Plan (the “2000 Plan”) and the Premier Exhibitions, Inc. Amended and Restated 2004 Stock Option Plan, as amended (the “2004 Plan”) will terminate in their entirety effective immediately after the 2009 Annual Meeting; provided that, all outstanding awards under the 2007 Plan, the 2000 Plan and the 2004 Plan as of the date of the 2009 Annual Meeting shall remain outstanding and shall be administered and settled in accordance with the provisions of the 2007 Plan, the 2000 Plan and the 2004 Plan, respectively, and the applicable award agreements.

2. Shares Available Under the Plan.

a. The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 3,000,000 Shares, any or all of which may be delivered with respect to ISOs. The aggregate number of Shares available for delivery under this Plan shall be subject to adjustment as provided in Section 15; provided, however, that no such adjustment shall affect the status of any Stock Option intended to qualify as an ISO. Shares delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

b. Each Share delivered pursuant to a Stock Option or SAR, or an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards with a per Share or per unit purchase price at least 100% of Fair Market Value on the Date of Grant shall be counted against the Share limits contained in this Section 2 as one Share for every one Share subject thereto. Each Share delivered pursuant to an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards with a per Share or per unit purchase price of less than 100% of Fair Market Value on the Date of Grant shall be counted against the Share limits contained in this Section 2 as two (2) Shares for every one Share subject thereto.

c. If any Award granted pursuant to this Plan terminates or is forfeited without having been exercised in full, or if any Award granted pursuant to this Plan is settled (or can be paid only) in cash, then the underlying Shares, to the extent of any such forfeiture, termination or cash settlement, again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 2(a). Except as may be required by reason of Section 422 and related provisions of the Code, Shares delivered under the Plan as a Substitute Award or in settlement of a Substitute Award shall not reduce or be counted against the Shares available for Awards under the Plan and will not count against the Plan limit as set forth in Section 2(a) to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

d. Notwithstanding any other provision herein, the following Shares shall not be added to the maximum Share limit described above: (i) Shares tendered in payment of the Exercise Price of a Stock Option, (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Moreover, all Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually delivered to the Participant upon exercise of the right, shall be considered delivered pursuant to the Plan.

e. Subject to adjustment as provided in Section 15 of this Plan, the following limits shall apply with respect to Awards and any Dividend Equivalents that are intended to qualify for the Performance-Based Exception:

(i) The maximum aggregate number of Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 1,200,000 Shares.

(ii) The maximum aggregate number of Shares of Restricted Stock and Shares subject to Restricted Stock Units and Other Stock-Based Awards granted in any calendar year to any one Participant shall be 600,000 Shares.

(iii) The maximum aggregate number of Shares deliverable under Performance Shares granted in any calendar year to any one Participant shall be 750,000 Shares.

(iv) The maximum aggregate compensation that can be paid pursuant to Performance Units or cash-based Awards under Section 10 granted in any calendar year to any one Participant shall be $1,200,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(v) The maximum Dividend Equivalents that may be paid in any calendar year to any one Participant shall be $300,000.

3. Administration of the Plan.

a. The Plan shall be administered by the Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NASDAQ Global Market rules. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

b. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the Plan.

c. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 3(c)) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

d. Notwithstanding the above, the Board or Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters established by the Board or Committee, to (i) designate Employees to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to Employees who are subject to Section 16(a) of the Exchange Act on the Date of Grant, or who as of the Date of Grant are reasonably anticipated to be become “covered employees” within the meaning of Section 162(m) of the Code during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board or Committee, as applicable, and such delegates shall report regularly to the Board or Committee, as applicable, regarding the delegated duties and responsibilities and any Awards so granted.

e. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees and their estates and beneficiaries.

4. Eligibility and Participation.

a. Each Employee, Director and Consultant is eligible to participate in the Plan.

b. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

c. Notwithstanding the foregoing provisions of this Section 4, Incentive Stock Options may be granted only to eligible Participants who are Employees of the Company (or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code). Eligible Participants who are service providers to a Subsidiary may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Subsidiary qualifies as an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

5. Stock Options.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Options to Participants in such number as the Committee shall determine. Each Stock Option grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. All Stock Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant. Any Incentive Stock Option granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to comply with Section 422 of the Code.

b. The Exercise Price for each Stock Option shall be determined by the Committee, in its sole discretion, and shall be at least equal to the Fair Market Value of a Share on the Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price for each grant of a Stock Option shall be at least equal to one hundred ten percent (110%) of the Fair Market Value of a Share on the Date of Grant.

c. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Incentive Stock Option shall not be exercisable later than the fifth (5th) anniversary of its Date of Grant.

d. Each Stock Option shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Stock Option or installments thereof will become exercisable. Such provisions shall be determined in the sole discretion of the Committee and need not be the same for each grant or for each Participant.

e. The Award Agreement shall specify whether the Exercise Price shall be payable to the Company: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Stock Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (iii) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless broker-assisted exercise that complies with all Applicable Laws, and (iv) by a combination of the foregoing methods. The Committee may limit any method of payment for administrative convenience, to comply with Applicable Laws, or otherwise.

f. The Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Option following termination of the Participant’s employment or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Options, and may reflect distinctions based on the reasons for termination.

g. Notwithstanding anything in this Section 5 to the contrary, Stock Options designated as ISOs shall not be eligible for treatment under the Code as ISOs, and shall instead be treated as Nonqualified Stock Options, to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the Date of Grant) with respect to which such Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Stock Options into account in the order in which they were granted, or (ii) such Stock Options otherwise remain exercisable but are not exercised within three (3) months after termination of employment (or such other period of time provided in Section 422 of the Code).

6. Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such number as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. Each SAR grant shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee, in its sole discretion, and shall be at least equal to the Fair Market Value of a Share on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Exercise Price of the related Stock Option.

b. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

c. Each Freestanding SAR shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary, the Performance Objectives that must be achieved, or any other conditions that must be satisfied, before the Freestanding SAR or installments thereof will become exercisable. Such provisions shall be determined in the sole discretion of the Committee and need not be the same for each grant or for each Participant.

d. Tandem SARs may be exercised for all or part of the Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

e. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon the SAR exercise shall be in cash, Shares of equivalent value, or in some combination thereof, as determined by the Committee in its sole discretion. The determination of the Committee with respect to the form of payout of SARs shall be set forth in the Award Agreement pertaining to the grant of the Award.

f. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7. Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Shares of Restricted Stock to Participants in such number as the Committee shall determine. Each grant or sale of Shares of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each grant or sale of Shares of Restricted Stock shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer as provided in this Section 7.

b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Stock grant, which period shall be determined in the sole discretion of the Committee and need not be uniform among all Shares of Restricted Stock granted pursuant to this Plan.

d. During the applicable Period of Restriction, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e. Unless otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

f. Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying Award.

g. Unless otherwise directed by the Committee, (i) all certificates representing Shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all uncertificated Shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock.

h. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8. Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Restricted Stock Units to Participants in such number as the Committee shall determine. Each grant or sale of Restricted Stock Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each such grant or sale of Restricted Stock Units shall constitute the agreement by the Company to deliver Shares to the Participant following the end of the Period of Restriction in consideration of the performance of services.

b. Each such grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per Share at the Date of Grant.

c. The Award Agreement shall specify the Period of Restriction for each Restricted Stock Unit grant, which period shall be determined in the sole discretion of the Committee and need not be uniform among all Shares of Restricted Stock granted pursuant to this Plan.

d. Each Award Agreement shall set forth the payment date for the Restricted Stock Units, which date shall not be earlier than the end of the applicable Period of Restriction.

e. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The determination of the Committee with respect to the form of payout of Restricted Stock Units shall be set forth in the Award Agreement pertaining to the grant of the Award.

9. Performance Units and Performance Shares.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such number as the Committee shall determine. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement and shall be subject to the following provisions:

a. Each Performance Unit shall have an initial value of $1.00. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Objectives in its sole discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares that will be paid to the Participant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant and need not be uniform among all Awards of Restricted Stock Units granted pursuant to this Plan.

b. The Award Agreement shall specify the Performance Period for each grant of Performance Shares and Performance Units, which period shall be determined in the sole discretion of the Committee and need not be uniform among all grants of Performance Shares and Performance Units pursuant to this Plan.

c. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the value and number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.

d. Each Award Agreement shall set forth the settlement for the Performance Shares and Performance Units, which date shall not be earlier than the end of the Performance Period and following the Committee’s determination of actual performance against the Performance Objectives and related goals established by the Committee.

e. Payment of earned Performance Shares shall be made in Shares equal to the value of the earned Performance Shares. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units. The determination of the Committee with respect to the form of payout of Performance Units shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Other Stock-Based Awards.

a. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant or sell Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards, including the Period of Restriction, if applicable. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards, notes or other property, as the Committee shall determine.

b. Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

c. The Committee is authorized to grant Shares purely as a “bonus” and not subject to any restrictions or conditions, or to grant Shares or other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

11. Dividend Equivalents.  At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. No Dividend Equivalents shall relate to Shares underlying a Stock Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Stock Option or SAR to be subject to Section 409A of the Code.

12. Compliance with Section 409A.  Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13. Compliance with Section 162(m).

a. The Committee may specify that the attainment of one or more of the Performance Objectives set forth in this Section 13 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. In this case, the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

b. Achievement of Performance Objectives in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

c. Notwithstanding any other provision of this Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Transferability.

a. Except as otherwise determined by the Board or the Committee pursuant to the provisions of Section 14(c), no Award or Dividend Equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Company as the Board or the Committee may determine; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued under such Award. Except as otherwise determined by the Committee, Stock Options and SARs will be exercisable during a Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

b. The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the Period of Restriction applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.

c. Notwithstanding Section 14(a), the Board or the Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

15. Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 2 of this Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, Grant Price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Committee may, in its sole discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

16. Fractional Shares.  The Company shall not be required to deliver any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

17. Withholding Taxes.  To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or SAR exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant upon exercise of the Stock Option or SAR or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18. Foreign Employees.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

19. Change in Control.  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

a. To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Objectives with respect to outstanding Awards shall be deemed to be satisfied at target, in each case effective as of immediately prior to the Change in Control.

b. To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control, any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity, as if target performance had been achieved as of the date of the Change in Control, and each award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall continue to be subject to a “substantial risk of forfeiture” for the remaining applicable Period of Restriction, (iii) Restricted Stock Units shall continue to vest during the Period of Restriction, and (iv) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant’s service is terminated without Cause by the Company, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with the Company, any of its Subsidiaries or the resulting entity for Good Reason, in either case, during the two-year period commencing on a Change in Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable upon such termination.

c. Notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, provide that (i) all outstanding Stock Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Stock Options or SARs, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Stock Option Exercise Price or the SAR Grant Price; and (ii) Stock Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefor if the Fair Market Value of a Share as of the date of the Change in Control is less than the Stock Option Exercise Price or the SAR Grant Price.

d. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award Agreement: (i) if an Award is considered a “deferral of compensation” (as such term is defined under Section 409A of the Code), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a change in ownership of the Company, a change in the effective control of the Company or a change in the effective ownership of a substantial portion of the Company’s assets as described in Treasury regulations issued under Section 409A of the Code or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A of the Code without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (A) the Participant’s “separation from service” with the Company (within the meaning of Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Company, (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (C) the Participant’s death.

20. Amendment, Modification and Termination.

a. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval in order for the Plan to continue to comply with the NASDAQ Global Market rules or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. The Committee may in its sole discretion at any time that all or a portion of a Participant’s Stock Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, or may waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. The decisions by the Committee under this Section 20(b) need not be uniform among all Participants or Awards. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 20(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

c. Except for adjustments made pursuant to Section 15, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Grant Price, respectively. No Stock Option or SAR will be cancelled and replaced with awards having a lower Exercise Price or Grant Price, respectively, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Section 15. Furthermore, no Stock Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 20(c) is intended to prohibit the repricing of “underwater” Stock Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 15 of this Plan.

d. Notwithstanding any other provision of this Plan to the contrary (other than Section 20(e)), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

e. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future Applicable Law (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated there under.

21. Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

22. Substitute Awards for Awards Granted by Other Entities.  Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Company or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by Applicable Law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

23. Miscellaneous.

a. Except with respect to Stock Options and SARs, the Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of Dividend Equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. Directors may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Committee, a designated portion (as determined by the Committee from time-to-time) of their annual retainer, meeting fees or other fees in Restricted Stock Units in lieu of cash. Any such election shall comply with Section 409A of the Code, if applicable. The election, if subject to Section 409A of the Code, (i) shall apply to the annual retainer, meeting fees, or other fees earned during the period to which it pertains (the “Plan Year”), and (ii) must be received in writing by the administrator of the Plan by the established enrollment deadline of any Plan Year, which must be no later than the last business day of the calendar year immediately preceding the calendar year in which that Plan Year commences, in order to cause that Plan Year’s annual retainer, meeting fees, or other fees to be subject to the provision of this Plan. Any such election is irrevocable on the last day set by the administrator for making elections.

c. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

d. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

e. This Plan and each Award Agreement shall be governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

f. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

g. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

h. No Participant or any eligible Participant shall have any claim to be granted any Award under the Plan. None of the Company, its Subsidiaries or the Committee is obligated to treat Participants or eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).

i. No Participant shall have any rights as a shareholder with respect to any Shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Shares upon the stock records of the Company.

j. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

k. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

GLOSSARY OF DEFINED TERMS

Definitions.  As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the Applicable Laws of any other country or jurisdiction where Awards are granted under this Plan.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, Other Stock-Based Awards and Dividend Equivalent granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between the Participant and the Company or any Subsidiary. If the Participant is not a party to an employment agreement with the Company or any Subsidiary, or “Cause” is not defined in such employment agreement, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean: (i) the willful and continued failure by the Participant to substantially perform his normal duties (other than any such failure resulting from Participant’s disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) business days of receiving such notice; (ii) the Participant’s conviction for committing an act of fraud, embezzlement, theft, or other criminal act constituting a felony; or (iii) the willful engaging by the Participant in gross negligence materially and demonstrably injurious to the Company. However, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Company.

“Change in Control” means (except as may be otherwise prescribed by the Committee in the Award Agreement):

a. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

b. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of two (2) consecutive years (not including any period prior to the Effective Date) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c. Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan.

“Company” has the meaning given such term in Section 1 of this Plan and any successor thereto.

“Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been delivered, as described in Section 11.

“Effective Date” has the meaning given such term in Section 1 of this Plan.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to a Stock Option.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) the closing sale price per Share as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NASDAQ Global Market, or if there are no sales on such day, on the next preceding trading day during which a sale occurred; and (ii) in the absence of such markets for the Shares, the Fair Market Value shall be determined by the Committee in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code), and such determination shall be conclusive and binding for all purposes.

“Free-Standing SAR” means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Stock Option.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between the Participant and the Company or any Subsidiary. If the Participant is not a party to an employment agreement with the Company or any Subsidiary, or “Good Reason” is not defined in such employment agreement, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean: (i) any material reduction in the Participant’s base compensation and incentive compensation opportunities (to the extent such incentive compensation opportunities are a regular and substantial part of the Participant’s base compensation) below the amount in effect immediately before the Change in Control or, if higher, the amount in effect before any reduction in the Participant’s base compensation and incentive compensation opportunities made in contemplation of the Change in Control, (ii) any material reduction in the Participant’s duties, responsibilities, or position with respect to the Company from the duties, responsibilities, or position as in effect immediately before the Change in Control or as in effect immediately before any reduction in any such item made in contemplation of the Change in Control, or (iii) any shift of the Participant’s principal place of employment with the Company to a location that is more than fifty (50) miles (by straight line measurement) from the site of the Company’s headquarters at the relevant time. The Participant shall have a voluntary termination for Good Reason only if: (A) the Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within thirty (30) days after such event or condition initially occurs or exists, (B) the Company fails to cure such event or condition within thirty (30) days after receiving such notice, and (C) Participant’s “separation from service” within the meaning of Section 409A of the Code occurs not later than ninety (90) days after such event or condition initially occurs or exists.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 4 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to this Plan. Any Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select

Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Performance Period” means the period during which a Performance Objective must be met.

“Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9 of this Plan.

“Period of Restriction” means the period during which Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Sections 7, 8 and 10 herein.

“Plan” means this Premier Exhibitions, Inc. 2009 Equity Incentive Plan, as amended from time to time.

“Restricted Shares” means Shares granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

“Restricted Stock Units” means a grant of the right to receive Shares or cash at the end of a specified Period of Restriction made pursuant to Section 8 of this Plan.

“SEC” means the United States Securities and Exchange Commission.

“Share” means share of common stock of the Company, $ $0.0001 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15 of this Plan.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 6 of this Plan, and shall include both Tandem SARs and Free-Standing SARs.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 5. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by the Company, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424(f) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

“Tandem SAR” means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Stock Option.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

[END OF DOCUMENT]